                               AMENDMENT NO. 2 TO
                         AUTOMATIC REINSURANCE AGREEMENT
                        EFFECTIVE AS OF DECEMBER 1, 2004
                                   (Agreement)

                                     between

                       METROPOLITAN LIFE INSURANCE COMPANY
                                    (Cedent)

                                       and

                        EXETER REASSURANCE COMPANY, LTD.
                                   (Reinsurer)

The Agreement is hereby amended, as of November 1, 2005, as follows:

     1. The attached Article I, Scope of Agreement, amends and, as amended, restates Article I, Scope of Agreement.

     2. The attached Article IV, Net Amount at Risk, amends and, as amended, restates Article IV, Net Amount at Risk.

     3. The attached Article V, Reinsurance Premiums, amends and, as amended, restates Article V, Reinsurance Premiums.

     4. The attached Article VII, Settlement of Claims, amends and, as amended, restates Article VII, Settlement of Claims.

     5. The attached Schedule A, Plans of Reinsurance, amends and, as amended, restates Schedule A, Plans of Reinsurance.

     6. The attached Exhibit II, Reinsurance Premiums, amends and, as amended, restates Exhibit II, Reinsurance Premiums.

This Amendment No. 2 does not alter, amend or modify the Agreement other than as set forth herein, and the terms and conditions of the Agreement, as amended herein, continue in effect without other change.

In Witness whereof, the parties have caused this Amendment No. 2 to be signed in duplicate counterparts as of the date first above written.

METROPOLITAN LIFE INSURANCE COMPANY


By: /s/ [signature illegible]
    ---------------------------------

Title: [title illegible]
       ------------------------------


EXETER REASSURANCE COMPANY, LTD.


By: /s/ [signature illegible]
    ---------------------------------

Title: President
       ------------------------------

                                    ARTICLE I

                               SCOPE OF AGREEMENT

A. This Agreement shall be effective as of December 1, 2004. While this Agreement continues in effect, the Cedent shall cede and the Reinsurer shall accept, as indemnity cessions hereunder, Reinsured Contracts that are issued by the Cedent on and after December 12, 2001.

B.   Ceded Liabilities

     1.   Guaranteed Minimum Death Benefit and Earnings Preservation Benefit

          The indemnity cession shall be the share of the MNAR (defined in Article IV) that is generated, prior to the termination of the Reinsurer's liability (defined in Article II), by the Guaranteed Minimum Death Benefit ("GMDB") and Earnings Preservation Benefit ("EPB") provisions of the Reinsured Contracts, as specified in Schedule A.

     2.   Guaranteed Minimum Income Benefit

          The indemnity cession shall be the share of the IBNAR (defined in Article IV) that is generated prior to the termination of the Reinsurer's liability (defined in Article II), by the Guaranteed Minimum Income Benefit Rider (the "Income Program") provisions of the Reinsured Contracts, as specified in Schedule A.

     3.   Guaranteed Withdrawal Benefit

          The indemnity cession shall be the share of the WBNAR (defined in Article IV) that is generated prior to the termination of the Reinsurer's liability (defined in Article II), by the Guaranteed Withdrawal Benefit Rider (the "Withdrawal Program") provisions of the Reinsured Contracts, as specified in Schedule A.

     4.   Guaranteed Minimum Accumulation Benefit

          The indemnity cession shall be the share of the ABNAR (defined in Article IV) that is generated prior to termination of the Reinsurer's liability (defined in Article II) by the Guaranteed Minimum Accumulation Benefit Rider (the "Accumulation" program) provisions of the Reinsured Contracts, as specified in Schedule A.

C. This Agreement covers only the Cedent's contractual liability for reinsured claims paid under variable annuity contract forms specified in Schedule A.

D. There are no aggregate or individual claim limits applicable to the benefits ceded.

E. Spousal Continuances will be covered under this Agreement to the extent provided by the insured contract.

                                   ARTICLE IV

                               NET AMOUNT AT RISK

GMDB AND EPB
------------

A. The MNAR (Mortality Net Amount at Risk) for each variable annuity contract ceded hereunder shall be equal to the following:

     MNAR = VNAR + SCNAR + EEMNAR

     in which:

     VNAR (Variable Net Amount at Risk) = Maximum (a,b) multiplied by the Reinsurer's Percentage (defined in Schedule A) in which:

          a = (Contractual Death Benefit - Account Value) and

          b = 0

     SCNAR (Surrender Charge Net Amount at Risk) = Surrender Charges multiplied by the Reinsurer's Percentage

     EEMNAR (Earnings Enhancement Mortality Net Amount at Risk) = x% * Maximum (a,b) multiplied by the Reinsurer's Percentage where:

          x% varies by issue age and is as described in the Reinsurance Contracts specified in Schedule A

          a = (Contractual Death Benefit - Total Purchase Payments Not Withdrawn) b = 0

B. The death benefit and the surrender charges will be as described in the variable annuity contract forms specified in Schedule A.

GMIB
----

C. The IBNAR (Income Benefit Net Amount at Risk) for each variable annuity contract ceded hereunder shall be equal to the following:

     (i) The Guaranteed Principal Adjustment as defined in the rider * Reinsurer's Percentage if the Income Benefit contains a Guaranteed Principal Option and the option is exercised; or

     (II) IBNAR = Maximum [(IBB * (MAPR/SAPR) - Account Value), 0] * Reinsurer's Percentage

     where:

     .    IBB equals the INCOME BASE as defined in the rider;

     . MAPR is the MINIMUM ANNUITY PURCHASE RATE from the GMIB Annuity Table defined in the rider; and

     . SAPR is the SETTLEMENT ANNUITY PURCHASE RATE per $1000 which is used at time of annuitization for reinsurance claims settlement and shall be equal to the fixed annuity purchase rate that the Cedent would provide to an annuitant in the same class.

D. Premium taxes will be applied on a consistent basis between the MAPR and SAPR to calculate the IBNAR.

E. The IBNAR for each contract ceded hereunder shall be calculated as of the last day of each calendar month prior to the termination of liability contingencies set forth in Article II.

GWB
---

F. The WBNAR (Withdrawal Benefit Net Amount at Risk) for each variable annuity contract ceded hereunder shall be equal to the following:

     WBNAR = Maximum [(GWB Benefit Base - Account Value), 0] * Reinsurer's Percentage (defined in Schedule A).

     A claim is incurred when the Account Value equals zero and is paid out in installments consistent with the reinsured contract.

GMAB
----

G. The ABNAR (Accumulation Benefit Net Amount at Risk) for each variable annuity contract ceded hereunder shall be equal to the following:

     ABNAR = Maximum [(GMAB Guaranteed Accumulation Amount - Account Value),0] * Reinsurer's Percentage.

     A claim is incurred at the maturity date of the GMAB rider if the GMAB Guaranteed Accumulation Amount exceeds the Account Value.

                                    ARTICLE V

                              REINSURANCE PREMIUMS

A. The Cedent shall pay the Reinsurer an Initial Reinsurance Premium equal to $4,250,302.

B. The total Reinsurance Premium for the business ceded hereunder is the sum of the GMDB Reinsurance Premium, the EPB Reinsurance Premium, the GMIB Reinsurance Premium, the GWB Reinsurance Premium, and the GMAB Reinsurance Premium, each of which is defined separately in this article.

C. The Reinsurance Premium rates and structure described above are subject to change in accordance with the criteria described in Article XV.

D. The Reinsurance Premium rates are expressed in terms of basis points and are defined in Exhibit II.

GMDB Reinsurance Premium
------------------------

E. The Cedent shall calculate, for each premium class, the Reinsurer's Percentage of the average aggregate separate account value for the reporting month. This value shall be applied to the GMDB Reinsurance Premium rates per premium class on a 1/12th basis.

EPB Reinsurance Premium
-----------------------

F. The Cedent shall calculate the Reinsurer's Percentage of the average aggregate separate account value for the reporting month. This value shall be applied to the annualized EPB reinsurance premium rates per premium class on a 1/12th basis.

          A.

GMIB Reinsurance Premium
------------------------

G. The Cedent shall calculate, for each premium class, the Reinsurer's Percentage of the average aggregate IBB value for the reporting month. This value shall be applied to the annualized GMIB cession premium rates on a 1/12th basis.

GWB Reinsurance Premium
-----------------------

H. The Cedent shall calculate the Reinsurer's Percentage of the Guaranteed Withdrawal Amount for the reporting month. This value shall be applied to the annualized GWB Reinsurance Premium rates per premium class on a 1/12th basis.

GMAB Reinsurance Premium
------------------------

I. The Cedent shall calculate for the reporting month the Reinsurer's Percentage of the Guaranteed Accumulation Amount. This value shall be applied to the annualized GMAB cession premium rates on a 1/12th basis.

                                   ARTICLE VII

                              SETTLEMENT OF CLAIMS

A. The Reinsurer shall indemnify the Cedent under this Agreement only for benefit claims that the Cedent paid as contractually required under a Reinsured Contract with respect to claims that occur on or after the Effective Date.

     For GMIB, the Reinsurer shall indemnify the Cedent under this Agreement only for benefit claims that the Cedent paid as contractually required under a Reinsured Contract upon exercise of benefits under the terms of the Income Program where such events occur on or after the Effective Date.

B. In the event that the Cedent provides satisfactory proof of claim liability to the Reinsurer, benefit claim settlements made by a Cedent and accepted by the Reinsurer shall be unconditionally binding on the Reinsurer. The Cedent shall report all approved benefit claims in bordereau including cause of death, as available, in such format as may be agreed to from time to time.

C. Within thirty (30) days after the end of each calendar month, the Cedent shall notify the Reinsurer of the ceded contractual benefit claims paid in respect of Reinsured Contracts in that month, based on the definition, set forth in Article IV, and the Reinsurer shall indemnify the Cedent as provided in Article VI for the ceded benefit claim liabilities.

D. In no event will the Reinsurer be liable for expense incurred in connection with a dispute or contest arising out of conflicting or any other claims of entitlement to Reinsured Contract proceeds or benefits.

                                   SCHEDULE A

                              PLANS OF REINSURANCE

A.   Reinsurer's Percentage:

          100% of the business described herein.

B.   Effective Date:

          December 1, 2004

C.   Reinsured Contracts:

          METROPOLITAN LIFE INSURANCE COMPANY

          DEFERRED ANNUITY CONTRACTS
          --------------------------

          Preference Plus Select Variable Annuity - All Share Classes

          FORM NUMBERS
          ------------

          Guaranteed Minimum Death Benefits Ceded:
          ----------------------------------------

          Standard Death Benefit - Fifth Year Step-up: Form ML-535 (07/01) Optional Death Benefit - Annual Step-Up: Form ML-550 (07/01)
          Optional Death Benefit - Greater of Annual Step-Up and 5% Rollup: Form ML-540(07/01)
          Additional Death Benefit - Earnings Preservation Benefit (EPB): ML-570 (07/01)

          Guaranteed Minimum Income Benefits Ceded:
          -----------------------------------------

          Guaranteed Minimum Income Benefit Form ML-560 (07/01)
          Guaranteed Minimum Income Benefit II Form ML-560-1 (03/03) Guaranteed Minimum Income Benefit Plus: Form ML-560-2 (05/05)

          Guaranteed Withdrawal Benefits Ceded:
          -------------------------------------

          Guaranteed Withdrawal Benefit: Form ML-690-1 (7/04)
          Guaranteed Withdrawal Benefit: Form ML-690-2 (11/05)

          Guaranteed Minimum Accumulation Benefits Ceded:
          -----------------------------------------------

          Guaranteed Minimum Accumulation Benefit: Form ML-670-1 (11/05)

                                   EXHIBIT II

                              REINSURANCE PREMIUMS

A.   GMDB PROGRAM

                                                                              REINSURANCE PREMIUM
GMDB PROGRAM                                  PRODUCTS COVERED                  (BASIS POINTS)
-----------------------------   -------------------------------------------   -------------------
Fifth Year Step-up              All Products                                         10.00

Annual Step-up                  Plan Codes: 225010, 225011, 225020, 225021,          10.00
                                225030, 225031, 225050, 225110, and 225150

Annual Step-up                  Other Plan Codes                                     20.00

Greater of Annual Step-Up and   Plan Codes: 225010, 225011, 225020, 225021,          25.00
5% Rollup                       225030, 225031, 225050, 225110, and 225150

Greater of Annual Step-Up and   Other Plan Codes                                     35.00
5% Rollup

Earnings Preservation           All Products                                         25.00
Benefit

B.   INCOME PROGRAM

                                                                                  REINSURANCE
                                                                                 PREMIUM (BASIS
INCOME PROGRAM                               PRODUCTS COVERED                        POINTS)
-----------------------------   -------------------------------------------   -------------------
GMIB                            All Products sold prior to May 1, 2003                35.00

GMIB & GMIB II                  Plan codes 225080, 225090, 2250A0, 2250A1,            45.00
                                2250B0, 2250B1, 2250C0, 2250C1, 2250D0,
                                2250D1, 2250E0, 2250E1, 2250L0, 2250L1,
                                225180, and 2251B0 sold after April 30,
                                2003 and before May 1, 2005 if GMDB program
                                is Annual Step or Max of Annual Step and
                                Rollup

GMIB & GMIB II                  All other Products sold after April 30,               50.00
                                2003 and before May 1, 2005 and for All
                                Products sold after April 30, 2005

GMIB Plus                       All Products sold after April 30, 2005                75.00

C.   WITHDRAWAL PROGRAM

                                             REINSURANCE PREMIUM
  WITHDRAWAL PROGRAM      PRODUCTS COVERED      (BASIS POINTS)
-----------------------   ----------------   -------------------
Guaranteed Withdrawal       All Products            50.00
       Benefit

D.   ACCUMULATION PROGRAM

                                             REINSURANCE PREMIUM
ACCUMULATION PROGRAM      PRODUCTS COVERED      (BASIS POINTS)
-----------------------   ----------------   -------------------
Guaranteed Accumulation     All Products            75.00
       Benefit